UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

10304 Interstate 10 East, Suite 369 Houston, Texas 77029	(713) 378-2000
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On August 10, 2010, the Board of Directors of Dynacq Healthcare, Inc. (which together with its affiliates is identified as the “Company,” “we”, “us” or “our,” unless otherwise stated or indicated by context) approved a plan to dispose of the two hospitals (the Pasadena facility and the Garland facility) included in our U.S. division. In connection with this plan of disposal, the Company has terminated the employment of approximately 30% of the employees at the Garland facility. Both facilities have experienced decreases in net patient revenues and number of cases, generally attributable to the loss of physicians from our medical staffs and to the general economic downturn resulting in fewer elective surgeries. The opening of a new hospital near our Garland facility has had a direct adverse impact on our ability to retain members of the medical staff at that facility and consequently on our patient volume. Neither of these facilities is currently profitable, and the Board of Directors believes this plan of disposal is in the Company’s best interest. The Board of Directors and management is currently evaluating other opportunities for operations in the U.S. and does not currently have plans to exit operations in the U.S., but in the meantime we will focus on our China and corporate divisions.

We plan to market both hospitals for sale, with completion of the sales of both facilities as soon as reasonably practicable. We do not expect to incur any material costs associated with termination of employment of the affected employees beyond accrued obligations for salary and benefits. The Board of Directors and management have not yet determined an estimate of any other costs associated with the foregoing disposal activities either by type or in total nor the amount of any charge that will result in future cash expenditures. The Board of Directors and management also have not determined whether a material charge for impairment will be required by U.S. generally accepted accounting principles in connection with the foregoing disposal activities nor, if required, the amount of any impairment charge or the amounts of any impairment charge that will result in future cash expenditures.

ITEM 2.06	Material Impairments.

The information discussed above in Item 2.05 relating to impairment is hereby incorporated by reference in response to this Item 2.06.

Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management’s reasonable judgment with respect to future events. Such forward-looking statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements, including the risks and uncertainties described in “Risk Factors” in our annual report on Form 10-K for the fiscal year ended August 31, 2009, filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: August 16, 2010	By:	/s/ Philip S. Chan
Philip S. Chan
Chief Financial Officer